EXHIBIT 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Dbim Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.00005 per share	Rule 457(o)	4,312,500	$5.00	$21,562,500	$0.0001381	$2,977.78
	Total Offering Amounts					$21,562,500		$2,977.78
	Total Fees Previously Paid							$1,270.52
	Total Fee Offsets							-
	Net Fee Due							$1,707.26

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes additional ordinary shares that the underwriters have the option to purchase to cover any over-allotments.

(2) Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.